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                                                                  EXHIBIT (N)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form N-2 of our report dated January 22, 2002 relating to the Statement of Assets, Liabilities, and Capital of DECS Trust IX, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
January 22, 2002